United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2015

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, New York, New York (Address of principal executive offices)		10022 (Zip Code)

(212) 559-1000

(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.

Current Report on Form 8-K

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 22, 2015, the Board of Directors (the “Board”) of Citigroup Inc. (the “Company”) approved amendments to the Company’s By-laws (the “By-laws”), to provide proxy access for eligible shareholders. The amendments were undertaken in response to the approval at the Company's 2015 Annual Meeting held on April 28, 2015 by shareholders of a shareholder proposal to adopt proxy access (i.e., to give shareholders the right to have their nominees to the board included in the Company’s proxy materials). Specifically, Article III, Sections 12 and 13 have been added to the By-laws to permit an eligible shareholder, or an eligible group of up to 20 shareholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy materials nominees for the Board constituting up to the greater of 2 directors or 20% of the Board, if such nominating shareholders and nominees satisfy other requirements imposed by Sections 12 and 13 of the By-laws. Article III, Sections 6 and 11 of the By-laws were also amended to refine and supplement the applicable requirements for a shareholder seeking to request the call of a special meeting of shareholders or seeking to make a director nomination or business proposal at an annual meeting of shareholders pursuant to the advance notice provision in the By-laws. Article IV, Section 1 of the By-laws was also amended to clarify the voting standard for director elections in the event the Company receives a proxy access nomination.

The foregoing description of the Company’s By-laws is qualified in all respects by reference to the text of the By-laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit Number
3.1	By-laws of Citigroup Inc., effective October 22, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.
Dated: October 27, 2015
	By:	/s/ Rohan Weerasinghe
Name: Rohan Weerasinghe Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number
3.1	By-laws of Citigroup Inc., effective October 22, 2015.